Exhibit 24.1

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that I, Vincent K. McMahon, in my individual capacity and in my capacity as trustee of the Vincent K. McMahon 2010 Irrevocable Trust (the "Trust"), do hereby make, constitute, designate and appoint each of Michael C. McLean and Paul C. Cancilla as my true and lawful Attorneys-in-Fact, for me and in my name and on my behalf individually and as trustee of the Trust:

             1. To execute and file any and all documents required to be filed by me or the Trust with the Securities and Exchange Commission ("SEC"), including Form ID, Forms 3, 4, 5 and 144 and Schedules 13G and 13D and all amendments thereto;

             2. To do and perform any and all acts which may be necessary or desirable (including, without limitation, procuring access codes by among other things filing a Form ID) to prepare, complete and execute such Forms 3, 4, 5 and 144 and Schedules 13G and 13D, complete and execute any amendment or amendments thereto, and timely deliver and file such forms, schedule or amendments with the SEC and any stock exchange or similar authority; and

             3. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, me or the Trust, it being understood that the documents executed by such attorneys-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

I hereby grant to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if I was personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

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I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming nor relieving any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

I also acknowledge that the foregoing attorneys-in-fact do not assume (i) any liability for my responsibility to comply with the requirements of the Exchange Act, (ii) any liability for my failure to comply with such requirements, or
(iii) any of my obligations or liabilities for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall be effective immediately upon execution and shall be revoked by my giving to such attorneys-in-fact acting hereunder written notification of the revocation, which notice shall not be considered binding unless actually received.

I hereby declare that this Power of Attorney shall not be affected by my disability or incapacity and that as against me and all persons claiming under me, everything which my attorneys-in-fact shall do or cause to be done shall be valid and effectual in favor of any person claiming a benefit thereunder, who, before the doing thereof, shall not have had notice of revocation of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed this 7th day of May, 2010.


WITNESS:                                   GRANTOR:


_______________________                    /s/ Vincent K. McMahon
                                           ------------------------------
                                           Name: Vincent K. McMahon,
                                                 individually and as trustee of
                                                 the Vincent K. McMahon 2010
                                                 Irrevocable Trust